UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2017

OM Asset Management plc
(Exact name of registrant as specified in its charter)

England and Wales	001-36683	98-1179929
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Ground Floor, Millennium Bridge House
2 Lambeth Hill
London EC4V 4GG, United Kingdom
+44-20-7002-7000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement.

Public Offering

On November 17, 2017, OM Asset Management plc (the "Company") entered into an underwriting agreement (the "Underwriting Agreement") with OM Group (UK) Limited ("OMGUK"), a wholly owned subsidiary of Old Mutual plc ("OM plc") and Morgan Stanley & Co. LLC as the underwriter (the "Underwriter"), relating to the sale, by OMGUK, of 6,039,630 ordinary shares of the Company for aggregate proceeds of approximately $94 million (the "Public Offering"). A copy of the Underwriting Agreement is attached hereto as Exhibit 1.1 and is incorporated herein by reference.

On November 17, 2017, the closing of the sale of the ordinary shares of the Company by OMGUK in the Public Offering was completed.

The ordinary shares have been registered under the Securities Act of 1933, as amended, by a Registration Statement on Form S-3 (Registration No. 333-207781) which became effective December 3, 2015. A prospectus supplement relating to the Public Offering has been filed with the Securities and Exchange Commission.

Morgan, Lewis & Bockius UK LLP, counsel to the Company, has issued an opinion to the Company, dated November 17, 2017, regarding the ordinary shares. A copy of the opinion is filed as Exhibit 5.1 to this Current Report on Form 8-K.

Heitman LLC Redemption Agreement

On November 17, 2017, OMAM Inc. (“OMAM”), a Delaware corporation and wholly owned subsidiary of the Company, entered into a Redemption Agreement (the "Redemption Agreement") with OMAM (HFL) Inc., a Delaware corporation and indirect subsidiary of the Company (“Seller”), and Heitman LLC, a Delaware limited liability company (“Heitman”). Pursuant to the Redemption Agreement, Heitman shall redeem all of Seller’s membership interests in Heitman for cash consideration totaling $110 million (the “Purchase Price”). In addition, the Company shall continue to receive its share of distributable profits from Heitman for 2017 until the date that definitive debt financing documentation is executed by Heitman to fund the Purchase Price (the “Financing Date”).

The consummation of the transactions contemplated by the Redemption Agreement is subject to certain customary closing conditions, including, among others, the receipt of debt financing by Heitman to fund the Purchase Price. Heitman has received a commitment letter with respect to the debt financing.

The closing date for the transactions contemplated by Redemption Agreement shall occur on the later of December 29, 2017 and two business days after all closing conditions are met (the “Closing Date”). Either party may extend the Closing Date to January 2, 2018 at its election. During the two-year period following the Financing Date, OMAM has the right to receive a portion of the proceeds of certain sale transactions entered into by Heitman to the extent of OMAM’s interest in Heitman prior to the Financing Date.

The representations, warranties and covenants set forth in the Redemption Agreement have been made only for the purposes of the Redemption Agreement and solely for the benefit of the parties to the Redemption Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures, may have been made for the purposes of allocating contractual risk between the parties to the Redemption Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Accordingly, the Redemption Agreement is included with this filing only to provide investors with information regarding the terms of the Redemption Agreement, and not to provide investors with any other factual information regarding the parties or their respective businesses, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the Securities and Exchange Commission.

A copy of the Redemption Agreement has been filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the Redemption Agreement is qualified in its entirety by reference to the full text of the Redemption Agreement.

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 15, 2017, the Board of Directors (the "Board of Directors") of the Company received notice from HNA Capital (U.S.) Holding LLC and HNA Eagle Holdco LLC (together, "HNA") that HNA has exercised its rights to appoint Suren Rana as an appointee of HNA to the Board of Directors, effective as of November 15, 2017, pursuant to HNA's previously disclosed appointment rights.

Mr. Rana is the Chief Investment Officer at HNA Capital International with primary responsibility to invest in high quality companies and facilitate their continued success and growth. Mr. Rana's team has led several investments in the United States on behalf of HNA Group. Mr. Rana has been involved in the financial services sector for more than fourteen years. Prior to joining HNA in 2016, he served as an investment banker at UBS, Royal Bank of Canada and Merrill Lynch where he advised clients on M&A, IPOs, financings and other strategic matters. He also served as a Principal at Och-Ziff Capital’s private equity affiliate, Equifin Capital Partners, for several years where he led control investments in the financial services sector. Mr. Rana began his career at GE Capital with responsibilities in credit risk management and audit. Mr. Rana holds a bachelor’s degree from the University of Delhi, a graduate degree from the Indian Institute of Management Ahmedabad and an MBA from Harvard Business School.

ITEM 9.01	Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement dated November 15, 2017 by and among OM Asset Management plc, OM Group (UK) Limited and Morgan Stanley & Co. LLC as the underwriter

5.1	Opinion of Morgan, Lewis & Bockius UK LLP

10.1	Redemption Agreement dated November 17, 2017 by and among OMAM Inc., OMAM (HFL) Inc. and Heitman LLC

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this form to be signed on its behalf by the undersigned, thereto duly authorized.

Date:	November 17, 2017	OM ASSET MANAGEMENT PLC

		By:	/s/ STEPHEN H. BELGRAD
		Name:	Stephen H. Belgrad
		Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement dated November 15, 2017 by and among OM Asset Management plc, OM Group (UK) Limited and Morgan Stanley & Co. LLC as the underwriter

5.1	Opinion of Morgan, Lewis & Bockius UK LLP

10.1	Redemption Agreement dated November 17, 2017 by and among OMAM Inc., OMAM (HFL) Inc. and Heitman LLC